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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Independent Public Accountants and Experts" and to the use of our report dated August 22, 1996 with respect to the balance sheet as of June 30, 1996 of Homestead Village Incorporated ("Homestead") included in the Prospectus of Homestead which is made a part of the Amendment No. 2 to the Registration Statement (Form S-11 No. 333-07071) and the related Prospectus of Security Capital Atlantic Incorporated for the registration of its common stock.

                                          Ernst & Young LLP

Dallas, Texas

September 19, 1996